Exhibit 10.49
EXECUTION VERSION

PLEDGE AND SECURITY AGREEMENT
among
FIRST UNITED ETHANOL, LLC,
as Pledgor
SOUTHWEST GEORGIA ETHANOL, LLC,
as Company
and
WESTLB AG, NEW YORK BRANCH,
as Collateral Agent
Dated as of November 20, 2007

ii

EXHIBITS

Exhibit A	-	Irrevocable Proxy

Exhibit B	-	Transfer Document

Exhibit C	-	Schedule of Security Filings

Schedule I	-	Description of Pledged Equity Interests

iii

PLEDGE AND SECURITY AGREEMENT
This PLEDGE AND SECURITY AGREEMENT, dated as of November 20, 2007 (this “Agreement”), is entered into by and among FIRST UNITED ETHANOL, LLC, a limited liability company organized and existing under the laws of the State of Georgia (the “Pledgor”), SOUTHWEST GEORGIA ETHANOL, LLC, a limited liability company organized and existing under the laws of State of Georgia (the “Company”), and WESTLB AG, NEW YORK BRANCH, in its capacity as collateral agent (together with its successors in such capacity, the “Collateral Agent”) for the Senior Secured Parties.
RECITALS
WHEREAS, the Company has entered into that certain Senior Credit Agreement, dated as of November 20, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company as borrower, each of the lenders from time to time party thereto (the “Lenders”), the Collateral Agent, WESTLB AG, NEW YORK BRANCH, as Sole Lead Arranger, Bookrunner and Administrative Agent for the Lenders, pursuant to which, among other things, the Lenders have committed to make loans (“Loans”) to, and for the benefit of, the Company;
WHEREAS, certain Lenders or their affiliates may, from time to time, enter into Interest Rate Protection Agreements (as defined in the Credit Agreement) with the Company as permitted under the Credit Agreement;
WHEREAS, the Pledgor directly owns interests in the Company and will obtain benefits as a result of the Loans;
WHEREAS, as of the date hereof, the Pledgor is the sole member and owns one hundred percent (100%) of the Equity Interests of the Company; and
WHEREAS, it is a requirement under the Credit Agreement that the Pledgor execute and deliver this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the promises contained herein, and to induce the Lenders to enter into the Credit Agreement and to make the advances of credit to the Company contemplated thereby, to induce the Interest Rate Protection Providers to enter into the Interest Rate Protection Agreements and to provide the interest rate hedges contemplated thereby, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the Company and the Pledgor hereby agree with the Collateral Agent, for the benefit of the Senior Secured Parties, as follows:

ARTICLE I
DEFINITIONS
Section 1.01 Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:
“Agent” has the meaning provided in the Credit Agreement.
“Collateral” has the meaning given in Section 2.01 (Granting Clause).
“Collateral Agent” has the meaning given in the preamble to this Agreement.
“Company” has the meaning given in the preamble to this Agreement.
“Credit Agreement” has the meaning given in the recitals to this Agreement.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination, in each such case including all voting rights and economic rights related thereto.
“Financing Documents” has the meaning given in the Credit Agreement.
“Lenders” has the meaning given in the recitals to this Agreement.
“Loans” has the meaning given in the recitals to this Agreement.
“Obligations” means and includes all loans, advances, debts, liabilities, Indebtedness (as such term is defined in the Credit Agreement) and obligations, howsoever arising, owed to the Agents (as such term is defined in the Credit Agreement), the Lenders, or any other Senior Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Company of any Insolvency or Liquidation Proceeding [(as such term is defined in the Intercreditor Agreement)] naming the Company as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, pursuant to the terms of the Credit Agreement or any of the other Financing Documents, including all principal, interest, fees, charges, expenses, attorneys’ fees and expenses, accountants’ fees and Consultants’ (as such term is defined in the Credit Agreement) fees payable by the Company hereunder or thereunder.

“Pledged Equity Interests” has the meaning given in Section 2.01 (Granting Clause).
“Pledgor” has the meaning given in the preamble to this Agreement.
“Second Lien” has the meaning given in Section 5.02 (Limitation of Liens).
“Security Default” means a Default under, and as defined in, the Credit Agreement.
“Security Discharge Date” means the date on which (a) all outstanding Commitments (as defined in the Credit Agreement) have been terminated and (b) all amounts payable in respect of the Obligations have been irrevocably and indefeasibly paid in full in cash (other than obligations under the Financing Documents that by their terms survive and with respect to which no claim has been made by the Senior Secured Parties).
“Security Event of Default” means an Event of Default under, and as defined in, the Credit Agreement.
Section 1.02 Credit Agreement and UCC Definitions. Unless otherwise defined herein or unless the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement or, if not defined therein, the UCC.
Section 1.03 Rules of Interpretation. The rules of interpretation set forth in Section 1.02 (Principles of Interpretation) of the Credit Agreement shall apply to this Agreement, including its preamble and recitals.
ARTICLE II
PLEDGE AND GRANT OF SECURITY INTEREST
Section 2.01 Granting Clause. To secure the timely payment in full when due (whether at stated maturity, by acceleration or otherwise) in cash and performance in full of the Obligations, the Pledgor hereby collaterally assigns, grants and pledges to the Collateral Agent, for the benefit of the Senior Secured Parties, a continuing security interest and lien in all the estate, right, title and interest of the Pledgor, now owned or hereafter existing or acquired, and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise), including all the estate, right, title and interest of the Pledgor in, to and under the following (the “Collateral”):

(a) Any and all of the Pledgor’s right(s), title(s) and interest(s), whether now owned or hereafter existing or acquired, in the Company, and all of the Equity Interests of the Company related thereto, whether or not evidenced or represented by any certificated security or other instrument (the “Pledged Equity Interests”), including the membership interests described on Schedule I hereto and the Pledgor’s share of:
(i)	all rights to receive income, gain, profit, dividends and other distributions allocated or distributed to the Pledgor in respect of or in exchange for all or any portion of the Pledged Equity Interests;

(ii)	all of the Pledgor’s capital or ownership interest or other Equity Interest, including capital accounts, in the Company;

(iii)	all of the Pledgor’s voting rights in or rights to control or direct the affairs of the Company;

(iv)	all other rights, title and interest in or to the Company derived from the Pledged Equity Interests;

(v)	all indebtedness or other obligations of the Company owed to the Pledgor;

(vi)	all claims of the Pledgor for damages arising out of, or for any breach or default relating to, the Pledged Equity Interests;

(vii)	all securities, notes, certificates and other instruments representing or evidencing any of the foregoing rights and interests or the ownership thereof and any interest of the Pledgor reflected in the books of any financial intermediary pertaining to such rights and interests;

(viii)	all distributions, non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests; and

(ix)	all security entitlements of the Pledgor in any and all of the foregoing; and
(b) all proceeds (including proceeds of proceeds) of the foregoing Collateral, whether cash or non-cash; provided, however, that “Collateral” shall not include any cash or other property distributed to the Pledgor following a distribution made in accordance with Section 7.02(s) (Negative Covenants – Restricted Payments) of the Credit Agreement.

Section 2.02 Delivery of Collateral. (a) All certificates, notes and other instruments representing or evidencing any Collateral shall be delivered to and held by or on behalf of, and, in the case of notes, endorsed to the order of, the Collateral Agent, or its designee pursuant hereto, in the manner set forth in Section 7.02 (Delivery of Collateral; Proxy).
(b) If any Collateral consists of security entitlements, the Pledgor shall transfer such security entitlements to the Collateral Agent (or its custodian, nominee or other designee) or cause the applicable securities intermediary to agree that it will comply with entitlement orders by the Collateral Agent without further consent by the Pledgor.
Section 2.03 Retention of Certain Rights. So long no Security Event of Default has occurred and is continuing, the Pledgor reserves the right to exercise all voting and other rights, title and interest with respect to the Collateral (except as limited by the Financing Documents) and, to the extent permitted under the Credit Agreement, to receive all income, gains, profits, dividends and other distributions from the Collateral whether non-cash dividends, cash, options, warrants, stock splits, reclassifications, rights, instruments or other investment property or other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such rights and interests.
Section 2.04 Obligations Unconditional. The obligations of the Pledgor in this Agreement shall be continuing, irrevocable, primary, absolute and unconditional irrespective of the value, genuineness, validity, regularity or enforceability of any Financing Document, or any other agreement or instrument referred to therein, or any substitution, release or exchange of any guarantee of or security for any of the Obligations and, to the fullest extent permitted by applicable Law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, other than the occurrence of the Security Discharge Date. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Pledgor hereunder, which shall remain absolute and unconditional as described above without regard to and not be released, discharged or in any way affected (whether in full or in part) by:
(a) at any time or from time to time, without notice to the Pledgor, the time for any performance of or compliance with any of the Obligations is extended, or such performance or compliance is waived;
(b) any Financing Document is amended or modified or there is a departure from, or waiver of, any of the terms of any Financing Document;
(c) the maturity of any of the Obligations is accelerated, or any of the Obligations is modified, supplemented and/or amended in any respect, or any right under any Financing Document, or any other agreement or instrument referred to therein is waived or any guarantee of any of the Obligations or any security therefore is released or exchanged in whole or in part or otherwise dealt with;
(d) any lien granted to, or in favor of, the Collateral Agent as security for any of the Obligations fails to be perfected; or

(e) any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Pledgor, or any defense which the Pledgor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. The Pledgor acknowledges and agrees that the Obligations include interest on the Obligations at the applicable rate therefor under the Financing Documents which accrues after the commencement of any such proceeding (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such Obligations include the interest which would have accrued on such portion of the Obligations if said proceedings had not been commenced), since it is the intention of the parties that the amount of the Obligations secured pursuant to this Agreement should be determined without regard to any rule of law or order which may relieve the Pledgor of any portion of the Obligations. The Pledgor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Collateral Agent, or allow the claim of the Collateral Agent in respect of, interest which would have accrued after the date on which such proceeding is commenced. Notwithstanding the above, so long as any Obligation remains outstanding, the Pledgor shall not, without the prior written consent of the Collateral Agent, commence or join with any other person in commencing any bankruptcy, reorganization or insolvency proceedings of or against the Company.
Section 2.05 Waiver. The enforceability and effectiveness of this Agreement and the liability of the Pledgor, and the rights, remedies, powers and privileges of the Collateral Agent, under this Agreement shall not be affected, limited, reduced, discharged or terminated, and the Pledgor hereby expressly waives, to the extent permitted by applicable laws, to the fullest extent permitted by law any defense now or in the future arising, by reason of:
(a) the illegality, invalidity or unenforceability of all or any part of the Obligations, any Financing Document or any agreement, security document, guarantee or other instrument relating to all or any part of the Obligations;
(b) the illegality, invalidity or unenforceability of any security or guarantee for all or any part of the Obligations or the lack of perfection or continuing perfection or failure of the priority of any lien or encumbrance on any collateral for all or any part of the Obligations;
(c) the cessation, for any cause whatsoever, of the liability of any Person that is a guarantor of all or any part of the Obligations (other than by reason of the full payment and performance of all Obligations);
(d) any judicial or nonjudicial foreclosure or sale of, or other election of remedies with respect to, any interest in real property or other Collateral serving as security for all or any part of the Obligations, even though such foreclosure, sale or election of remedies may impair the subrogation rights of either the Company or the Pledgor or may preclude the Company or the Pledgor from obtaining reimbursement, contribution, indemnification or other recovery from the Company or any other Person and even though the Company or the Pledgor may not, as a result of such foreclosure, sale or election of remedies, be liable for any deficiency;
(e) any act or omission of the Collateral Agent or any other Person (other than payment of the Obligations) that directly or indirectly results in or aids the discharge or release of the Pledgor or any part of the Obligations or any security or guarantee (including any letter of credit) for all or any part of the Obligations by operation of law or otherwise;

(f) any law which provides that the obligation of a surety or the Pledgor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety’s or the Pledgor’s obligation in proportion to the principal obligation;
(g) any action taken by the Collateral Agent that is authorized by this Section 2.05 or otherwise in this Agreement, by any other provision of any Financing Document or any omission to take any such action.
ARTICLE III
SECURITY EVENTS OF DEFAULT
The occurrence of a Security Event of Default, whatever the reason for such Security Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority, shall constitute a default hereunder. Any such Security Event of Default shall be considered cured or waived for the purposes of this Agreement when it has been cured or waived in accordance with the Credit Agreement, as applicable.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
The Pledgor represents and warrants to and in favor of the Collateral Agent and the other Senior Secured Parties, as of the date hereof and as of each Borrowing Date, as follows:
Section 4.01 Organization; Power; Compliance with Law and Contractual Obligations. The Pledgor (a) is a limited liability company validly organized and existing and in good standing under the laws of the State of Georgia, (b) is duly qualified to do business as is now being conducted and as is proposed to be conducted and is in good standing as a foreign limited liability company in each jurisdiction where the nature of its business requires such qualification, (c) has all requisite limited liability company power and authority and holds all Governmental Approvals required as of the date of this representation to enter into and perform its obligations under this Agreement.
Section 4.02 Due Authorization; Non-Contravention. (a) The execution, delivery and performance by the Pledgor of this Agreement is within the Pledgor’s limited liability company powers, has been duly authorized by all necessary limited liability company action, and does not contravene (i) the Pledgor’s Organic Documents, or (ii) any Law or Contractual Obligation binding on or affecting the Pledgor.
(b) The exercise by the Collateral Agent of any of its rights and remedies with respect to the Collateral in accordance with the terms of this Agreement will not contravene any Contractual Obligation binding on or affecting the Pledgor or any of the properties of the Pledgor and will not result in or require the creation of any Lien upon or with respect to any of the Collateral other than pursuant to this Agreement.

Section 4.03 Validity. This Agreement constitutes the legal, valid and binding obligations of the Pledgor enforceable in accordance with its terms, except as the enforceability hereof may be limited by (a) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors’ rights generally and (b) general equitable principles (whether considered in a proceeding in equity or at law).
Section 4.04 Beneficial Ownership; Pledged Equity Interests. The Pledgor is the lawful and beneficial owner of and has full right, title and interest in, to and under all rights and interests comprising the Collateral, subject to no Liens (other than the Liens created under this Agreement and other Permitted Liens. The Pledged Equity Interests (a) have been duly authorized and validly issued, (b) are fully paid and non-assessable and (c) constitute one hundred percent (100%) of the outstanding membership interests of the Company. To the knowledge of the Pledgor, none of the Collateral is subject to any other claims of any Person, other than Permitted Liens.
Section 4.05 No Prior Assignment. The Pledgor has not previously assigned any of its rights in, to or under all or any portion of the Collateral (except to the Collateral Agent, on behalf and for the benefit of the Senior Secured Parties, under any other Financing Document).
Section 4.06 No Other Financing Documents. The Pledgor has not executed, has not authorized, and is not aware of, any effective UCC financing statement, security agreement or other instrument similar in effect covering all or any part of the Collateral on file in any recording office, except as may have been filed pursuant to this Agreement or the other Financing Documents.
Section 4.07 Name; Organizational Number. The name of the Pledgor is First United Ethanol, LLC, as indicated in the public records of the State of Georgia. The Pledgor’s federal employer identification number is 20-2497196 and the Pledgor’s Georgia limited liability company control number is 0515371.
Section 4.08 Capital Adequacy; Etc. (a) The Pledgor is, and after giving effect to the transactions contemplated hereby will be, Solvent (as defined in the Credit Agreement).
(b) The Pledgor is not executing this Agreement with any intention to hinder, delay or defraud any present or future creditor or creditors of the Pledgor.
Section 4.09 Perfection of Security Interest. (a) The security interest granted to the Collateral Agent (for the benefit of the Senior Secured Parties) pursuant to this Agreement in the Collateral constitutes a valid first-priority lien in the Collateral subject, with respect to any proceeds, to the limitations set forth in Section 9-315 of the UCC. The security interest granted to the Collateral Agent (for the benefit of the Senior Secured Parties) pursuant to this Agreement in the Collateral will be perfected (i) with respect to any property that can solely be perfected by filing, to the extent Article 9 of the UCC applies thereto, upon the filing of UCC financing statements in the filing offices identified on Exhibit C and (ii) with respect to any property that can be perfected by possession, upon the Collateral Agent receiving possession thereof, and in each case such security interest will be, as to Collateral perfected under the UCC, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, Lien, security interests, encumbrance, assignment or otherwise, subject to Permitted Liens.

(b) Except to the extent possession of portions of such Collateral is required for perfection, after giving effect to the filings, registrations and giving of notice referred to in this section, all such action as is necessary has been taken (or will be taken prior to the date of the first Borrowing Notice) to establish and perfect the Collateral Agent’s rights in and to such Collateral to the extent the Collateral Agent’s security interest can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action. Subject to the requirements contained in the UCC with respect to the filing of continuation statements, as of the date hereof, no filing, recording, re-filing or re-recording other than those listed on Exhibit C is necessary to perfect and maintain the perfection of the security interests granted to the Collateral Agent (for the benefit of the Senior Secured Parties) pursuant to this Agreement, to the extent the Collateral Agent’s security interest can be perfected by filing, and all such filings have been made (or will be made prior to the date of the first Borrowing Notice). All such Collateral that requires perfection of the Lien and security interest described above by possession has been (or will be contemporaneously with the execution of this Agreement) delivered to the Collateral Agent.
ARTICLE V
COVENANTS OF THE PLEDGOR
The Pledgor covenants to and in favor of the Collateral Agent and the other Senior Secured Parties as follows:
Section 5.01 Defense of Collateral. The Pledgor shall, until the Security Discharge Date, defend its title to the Collateral and the interest of the Collateral Agent (for the benefit of itself and the other Senior Secured Parties) in the Collateral pledged hereunder against the claims and demands of all other Persons.
Section 5.02 Limitation of Liens. The Pledgor shall not create, incur, assume or suffer to exist any Liens on or with respect to all or any part of the Collateral (other than Permitted Liens). The Pledgor shall at its own cost and expense promptly take such action as may be necessary to discharge any such Liens (other than Permitted Liens, including, to the extent permitted under the Intercreditor Agreement, a second-priority lien (the “Second Lien”) on the Collateral securing Subordinate Debt Obligations (as defined in the Intercreditor Agreement)).
Section 5.03 No Other Filings. The Pledgor shall not file or authorize or permit to be filed in any jurisdiction any financing statements under the UCC or any like statement relating to the Collateral in which the Collateral Agent (for the benefit of the Senior Secured Parties) is not named as the sole secured party (other than financing statements under the UCC in respect of the Second Lien).
Section 5.04 No Sale of Collateral. Except as permitted by the terms of the Credit Agreement, the Pledgor shall not cause, suffer or permit the sale, assignment, conveyance, pledge or other transfer of all or any portion of the Pledgor’s Equity Interest in the Company or any other portion of the Collateral.

Section 5.05 No Impairment of Security. The Pledgor shall not take any action, or fail to take any action, that would impair in any manner the enforceability of the Collateral Agent’s security interest in and Lien on any Collateral.
Section 5.06 Filing of Bankruptcy Proceedings. To the extent it may do so under applicable Law, the Pledgor, for itself, its successors and assigns, shall not cast any vote as an owner in the Company (a) in favor of the commencement of a voluntary case or other proceeding seeking liquidation, reorganization, rehabilitation or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar Law now or hereafter in effect in any jurisdiction or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the owners of the Company or any substantial part of the Company’s property, (b) to authorize the Company to consent to any such aforesaid relief or to the appointment of or taking possession by any such aforesaid official in an involuntary case or other proceeding commenced against the Company or (c) to authorize the Company to make a general assignment for the benefit of creditors.
Section 5.07 Distributions. If the Pledgor in its capacity as an owner of the Company receives any income, dividend or other distribution of money or property of any kind from the Company (other than as expressly permitted by the Financing Documents), the Pledgor shall hold such income or distribution as trustee for and shall promptly deliver the same to the Collateral Agent in the exact form received by the Pledgor (or duly endorsed by the Pledgor to the Collateral Agent, if required).
Section 5.08 Maintenance of Records. The Pledgor shall, at all times, keep accurate and complete records of the Collateral. The Pledgor shall permit officers and designated representatives of the Collateral Agent to examine the Pledgor’s books and records pertaining to the Collateral, and make copies thereof or abstracts therefrom, all at the expense of the Pledgor and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Pledgor; provided that if a Security Event of Default has occurred and is continuing, the Collateral Agent (or any of its officers or designated representatives) may do any of the foregoing at any time during normal business hours and without advance notice. Upon the occurrence and during the continuation of any Security Event of Default, at the Collateral Agent’s request, the Pledgor shall promptly deliver to the Collateral Agent copies of any and all of the records mentioned above.
Section 5.09 Name; Jurisdiction of Organization. The Pledgor shall not change its name, its jurisdiction of organization, the location of its principal place of business or its organization identification number without notice to the Collateral Agent at least twenty (20) days prior to such change. In the event of such change, Pledgor shall (at its expense) execute and deliver such instruments and documents as may be reasonably required by Collateral Agent or required by applicable Law to maintain a prior perfected security interest in the Collateral.

Section 5.10 Amendments to Organizational Documents. Except as expressly permitted by this Agreement, the other Financing Documents, the Pledgor shall not terminate, amend, supplement or otherwise modify, or cancel, the Organic Documents of the Company.
Section 5.11 Perfection. (a) The Pledgor agrees that from time to time, at the expense of the Pledgor, the Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, or that the Collateral Agent may otherwise reasonably request, in order to perfect, to ensure the continued perfection of, and to protect the assignment and security interest granted or intended to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Pledgor shall (i) deliver any of the Collateral represented by a certificate or other instrument to the Collateral Agent, accompanied by such duly executed instruments of transfer or assignment as the Collateral Agent may reasonably request, and (ii) authorize, execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable or as the Collateral Agent may reasonably request, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby.
(b) The Pledgor hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, or any similar document in any jurisdictions and with any filing offices as the Collateral Agent may reasonably determine are necessary or advisable to perfect the security interest granted to the Collateral Agent, for the benefit of the Senior Secured Parties, herein (provided, however, that the Collateral Agent shall in no way be responsible for the filing or content of such UCC financing statements or any renewal thereof). Such financing statements may describe the Collateral in the same or similar and consistent manner as described herein.
Section 5.12 Information Concerning Collateral. The Pledgor shall, promptly upon request, provide to the Collateral Agent all information and evidence it may reasonably request concerning the Collateral to enable the Collateral Agent to enforce the provisions of this Agreement.
Section 5.13 Payment of Taxes. The Pledgor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all Taxes and other non-governmental charges or levies (other than those Taxes or levies that are subject to a Contest) now or hereafter assessed or levied against the Collateral pledged by it hereunder and shall retain copies of and, upon request, permit the Collateral Agent or any other Senior Secured Party to examine receipts showing payment of any of the foregoing.
ARTICLE VI
REMEDIES UPON SECURITY EVENT OF DEFAULT
Section 6.01 Remedies Upon a Security Event of Default. Upon the occurrence and during the continuation of a Security Event of Default, the Collateral Agent shall have the right, at its election, but not the obligation, to do any of the following:

(a) vote or exercise any and all of the Pledgor’s rights or powers incident to its ownership of the Pledged Equity Interests, including any rights or powers to manage or control the Company and receive dividends or distributions;
(b) demand, sue for, collect or receive any money or property at any time payable to or receivable by the Pledgor on account of or in exchange for all or any part of the Collateral;
(c) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted to collect or enforce any obligation or exercise any right hereunder or included in the Collateral, including specific enforcement of any covenant or agreement contained herein, or to foreclose or enforce the security interest in all or any part of the Collateral granted herein, or to enforce any other legal or equitable right vested in it by this Agreement or by applicable Law;
(d) amend, terminate, supplement or modify all or any of the Company’s Organic Documents;
(e) incur expenses, including attorneys’ fees, consultants’ fees and other costs appropriate to the exercise of any right or power under this Agreement;
(f) perform any obligation of the Pledgor hereunder;
(g) secure the appointment of a receiver of the Collateral or any part thereof, whether incidental to a proposed sale of the Collateral or otherwise, and all disbursements made by such receiver and the expenses of such receivership shall be added to and be made a part of the Obligations, and, whether or not the principal sum of the Obligations, including such disbursements and expenses, exceeds the indebtedness originally intended to be secured hereby, the entire amount of said sum, including such disbursements and expenses, shall be secured by this Agreement and shall be due and payable upon demand therefor and thereafter shall bear interest at the Default Rate or the maximum rate permitted by applicable Law, whichever is less;
(h) exercise any other or additional rights or remedies granted to the Collateral Agent under any other provision of this Agreement, any other Financing Document, or exercisable by a Senior Secured Party under the UCC or under any other applicable Law and, without limiting the generality of the foregoing and without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker’s board or elsewhere, at such price or prices and on such other terms as the Collateral Agent may deem commercially reasonable in accordance with the UCC;
(i) take any other lawful action that the Collateral Agent deems necessary or desirable to protect or realize upon its security interest in the Collateral or any part thereof; and/or
(j) appoint another Person (who may be an employee, officer or other representative of the Collateral Agent) to do any of the foregoing, or take any other action permitted hereunder, on behalf of the Collateral Agent.

Section 6.02 Minimum Notice Period. If, pursuant to applicable requirements of Law (as defined in the Credit Agreement), prior notice of any action described in Section 6.01 (Remedies Upon a Security Event of Default) is required to be given to the Pledgor or the Company, the Pledgor and the Company hereby acknowledge and agree that the minimum time required by such applicable Law, or if no minimum is specified, ten (10) days, shall be deemed a reasonable notice period under such applicable Law.
Section 6.03 Sale of Collateral. Upon the occurrence and during the continuation of a Security Event of Default, in addition to exercising the foregoing rights, the Collateral Agent may (x) to the extent permitted by applicable Law, arrange for and conduct a sale of the Collateral at a public or private sale (as the Collateral Agent may elect) which sale may be conducted by an employee or representative of the Collateral Agent, and any such sale shall be conducted in a commercially reasonable manner, (y) release, temporarily or otherwise, to the Pledgor any item of Collateral of which the Collateral Agent has taken possession pursuant to any right granted to the Collateral Agent by this Agreement without waiving any rights granted to the Collateral Agent under this Agreement, the Credit Agreement, or the other Financing Documents. The Pledgor, in dealing with or disposing of the Collateral or any part thereof, hereby waives all rights, legal and equitable, it may now or hereafter have to require marshaling of assets or to require, upon foreclosure, sales of assets in a particular order. The Pledgor also waives its right to challenge the reasonableness of any disclaimer of warranties, title and the like made by the Collateral Agent in connection with a sale of the Collateral. Each successor of the Pledgor under the Financing Documents agrees that it shall be bound by the above waiver, to the same extent as if such successor gave such waiver itself. The Pledgor also hereby waives, to the full extent it may lawfully do so, the benefit of all laws providing for rights of appraisal, valuation, stay or extension or of redemption after foreclosure now or hereafter in force. If the Collateral Agent sells any of the Collateral upon credit, the Pledgor will be credited only with payments actually made by the purchaser and received by the Collateral Agent. In the event the purchaser fails to pay for the Collateral, the Collateral Agent may resell the Collateral and the Pledgor shall be credited with the proceeds of the sale. In the event the Collateral Agent shall bid at any foreclosure or trustee’s sale or at any private sale permitted by Law and this Agreement, any other Financing Document, the Collateral Agent may bid all or less than the amount of the Obligations. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of whether or not notice of sale has been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Pledgor further acknowledges and agrees that any offer to sell any part of the Collateral that has been (i) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation or (ii) made privately in the manner described herein to not less than fifteen (15) bona fide offerees shall be deemed to involve a “public disposition” for the purposes of Section 9-610(c) of the UCC.
Section 6.04 Actions Taken by the Collateral Agent. Upon the occurrence and during the continuation of a Security Event of Default, any action or proceeding to enforce this Agreement may be taken by the Collateral Agent either in the Pledgor’s name or in the Collateral Agent’s name, as the Collateral Agent may deem necessary.

Section 6.05 Private Sales. The Collateral Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale made in good faith by the Collateral Agent pursuant to this Article VI conducted in a commercially reasonable manner and in accordance with the requirements of applicable Law. The Pledgor hereby waives any claims against the Collateral Agent and the other Senior Secured Parties arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree, provided that such private sale is conducted in a commercially reasonable manner and in accordance with applicable Law.
Section 6.06 Compliance With Limitations and Restrictions. The Pledgor hereby agrees that in respect of any sale of any of the Collateral pursuant to the terms hereof, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as the Collateral Agent may be advised by counsel is necessary in order to avoid any violation of applicable Law, or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and the Pledgor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Collateral Agent be liable or accountable to the Pledgor for any discount allowed by reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
Section 6.07 No Impairment of Remedies. If, in the exercise of any of its rights and remedies under this Agreement, the Collateral Agent shall forfeit any of its rights or remedies, including any right to enter a deficiency judgment against the Pledgor or any other Person, whether because of any applicable Law pertaining to “election of remedies” or otherwise, the Pledgor hereby consents to such action by the Collateral Agent and, to the extent permitted by applicable Law, waives any claim based upon such action, even if such action by the Collateral Agent shall result in a full or partial loss of any rights of subrogation, indemnification or reimbursement that the Pledgor might otherwise have had but for such action by the Collateral Agent or the terms herein. Any election of remedies that results in the denial or impairment of the right of the Collateral Agent to seek a deficiency judgment against any of the parties to any of the Financing Documents shall not, to the extent permitted by applicable Law, impair the Pledgor’s obligations hereunder.
ARTICLE VII
FURTHER ASSURANCES
Section 7.01 Attorney-in-Fact. The Pledgor hereby constitutes and appoints the Collateral Agent, acting for and on behalf of itself and the other Senior Secured Parties and each successor or permitted assign of the Collateral Agent and the other Senior Secured Parties, the true and lawful attorney-in-fact of the Pledgor, with full power and authority in the place and stead of the Pledgor and in the name of the Pledgor, the Collateral Agent or otherwise, to enforce all rights, interests and remedies of the Pledgor with respect to the Collateral or enforce all rights, interests and remedies of the Collateral Agent under this Agreement (including the rights set forth in Section 6.01 (Remedies Upon a Security Event of Default)); provided, however, that the Collateral Agent shall not exercise any of the aforementioned rights unless a Security Event of Default has occurred and is continuing. This power of attorney is a power coupled with an interest and shall be irrevocable; provided, however, that nothing in this Agreement shall prevent the Pledgor from, prior to the exercise by the Collateral Agent of any of the aforementioned rights, undertaking the Pledgor’s operations in the ordinary course of business with respect to the Collateral, in accordance with the Financing Documents.

Section 7.02 Delivery of Collateral; Proxy. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto. All such certificates or instruments shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably acceptable to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion and without prior notice to the Pledgor or the Company, following the occurrence and during the continuation of a Security Event of Default, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Collateral and to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of smaller or larger denominations. In furtherance of the foregoing, the Pledgor shall further execute and deliver to the Collateral Agent a proxy in the form attached hereto as Exhibit A and an irrevocable power in the form of Exhibit B with respect to the ownership interests of the Company owned by the Pledgor.
Section 7.03 Place of Business; Location of Records. Unless the Collateral Agent is otherwise notified under Section 5.09 (Name; Jurisdiction of Organization), the sole place of business of the Pledgor is, and all records of the Pledgor concerning the Collateral are and will be, located at the physical address set forth in Section 8.09 (Notices and Other Communications).
Section 7.04 Waiver of Transfer Restrictions. Notwithstanding anything to the contrary contained in the Company’s Organic Documents, the Pledgor hereby waives any requirement contained in the Company’s Organic Documents that it consent to a transfer of any Equity Interest in the Company in connection with a foreclosure on such Equity Interest under the Financing Documents.
Section 7.05 The Company’s Consent and Covenant. The Company hereby consents to the assignment of and grant of a security interest in the Collateral to the Collateral Agent (for the benefit of the Senior Secured Parties) and to the exercise by the Collateral Agent of all rights and powers assigned or delegated to the Collateral Agent by the Pledgor hereunder, including the rights upon and during the continuation of a Security Event of Default to exercise the Pledgor’s voting rights and other rights to manage or control the Company, all in accordance with the Financing Documents.
Section 7.06 Foreclosure. The Pledgor agrees that upon the occurrence and during the continuation of a Security Event of Default, the Collateral Agent may elect to non-judicially or judicially foreclose against any real or personal property security it holds for the Obligations or any part thereof, or to exercise any other remedy against the Company or any other Person, any security or any guarantor, even if the effect of that action is to deprive the Pledgor of the right to collect reimbursement from the Company or any other Person for any sums paid by the Pledgor to the Collateral Agent or any Lender.

Section 7.07 Waiver of Rights of Subrogation. Until the Security Discharge Date, (a) the Pledgor shall not exercise any right of subrogation and shall not enforce any remedy that the Senior Secured Parties now have or may hereafter have against the Company, and waives the benefit of, and all rights to participate in, any security now or hereafter held by the Collateral Agent or any other Senior Secured Party from the Company and (b) the Pledgor agrees not to exercise any claim, right or remedy that the Pledgor may now have or hereafter acquire against the Company that arises hereunder and/or from the performance by the Pledgor hereunder, including any claim, remedy or right of subrogation, reimbursement, exoneration, contribution, indemnification, or participation in any claim, right or remedy of the Senior Secured Parties against the Company, or any security that the Senior Secured Parties now have or hereafter acquire, whether or not such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise. Any amount paid to the Pledgor on account of any such subrogation rights prior to the Security Discharge Date shall be held in trust for the benefit of the Collateral Agent and shall immediately thereafter be paid to the Collateral Agent, for the benefit of the Senior Secured Parties.
Section 7.08 Application of Proceeds. Upon the occurrence and during the continuation of a Security Event of Default, the proceeds of any sale of or other realization upon all or any part of the Collateral shall be applied in accordance with Section 8.04 (Application of Proceeds) of the Credit Agreement.
Section 7.09 Limitation on Duty of the Collateral Agent with Respect to the Collateral. The powers conferred on the Collateral Agent hereunder are solely to protect its interest and the interests of the other Senior Secured Parties in the Collateral and shall not impose any duty on the Collateral Agent or any of its designated agents to exercise any such powers. Except for (a) the safe custody of any Collateral in its possession, (b) the accounting for monies actually received by it hereunder, (c) the exercise of reasonable care in the custody and preservation of the Collateral in its possession, and (d) any duty expressly imposed on the Collateral Agent by applicable Law with respect to any Collateral that has not been waived hereunder, the Collateral Agent shall have no duty with respect to any Collateral and no implied duties or obligations shall be read into this Agreement against the Collateral Agent. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment that is substantially equivalent to that which the Collateral Agent accords its own property, it being expressly agreed, to the maximum extent permitted by applicable Law, that the Collateral Agent shall have no responsibility for (i) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (ii) taking any action to protect against any diminution in value of the Collateral but, in each case, the Collateral Agent may do so and all expenses reasonably incurred in connection therewith shall be part of the Obligations.

Section 7.10 Termination of Security Interest. Upon the Security Discharge Date, this Agreement and the security interest and all other rights granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon any such termination, the Collateral Agent will, at the Pledgor’s sole expense and upon its written direction, promptly return all certificates and other instruments previously delivered to the Collateral Agent representing the Pledged Equity Interests or any other Collateral and, execute and, subject to Section 8.10 (Reinstatement), deliver to the Pledgor such documents (including UCC-3 termination statements) as the Company or the Pledgor may reasonably request to evidence such termination, to release all security interest in the Collateral and to return such Collateral to the Pledgor.
ARTICLE VIII
MISCELLANEOUS
Section 8.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, and no consent to any departure by any of the Pledgor or the Company from this Agreement, shall be effective unless in writing signed by the Collateral Agent, and, in the case of an amendment, by the Pledgor and the Company, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Section 8.02 Applicable Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(b) SUBMISSION TO JURISDICTION. EACH OF THE PLEDGOR AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT, IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR SENIOR SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR ANY OTHER FINANCING DOCUMENT AGAINST THE PLEDGOR OR THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH OF THE PLEDGOR AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER FINANCING DOCUMENT IN ANY COURT REFERRED TO IN SECTION 8.02(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d) Appointment of Process Agent and Service of Process. Each of the Pledgor and the Company hereby irrevocably appoints C T Corporation System, with an office on the date hereof at 111 Eighth Avenue, New York, New York 10011, as its agent to receive on behalf of itself and its property services of copies of the summons and complaint and any other process that may be served in any such action or proceeding in the State of New York. If for any reason the Process Agent shall cease to act as such for either of the Pledgor or the Company, the Pledgor or the Company, as the case may be, hereby agrees to designate a new agent in New York City on the terms and for the purposes of this Section 8.02 reasonably satisfactory to the Collateral Agent. Such service may be made by mailing or delivering a copy of such process to the Pledgor or the Company, as the case may be, in care of the Process Agent at the Process Agent’s above address, and each of the Pledgor and the Company hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each of the Pledgor and the Company also irrevocably consents to the service of any and all process in any such action or proceeding by the air mailing of copies of such process to the Pledgor or the Company, as the case may be, at its then effective notice addresses pursuant to Section 8.09 (Notices and Other Communications).
(e) Immunity. To the extent that either the Pledgor or the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Pledgor and the Company hereby irrevocably and unconditionally waives such immunity in respect of its obligations under the Financing Documents and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 8.02(e) shall have the fullest scope permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.
(f) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.02.

Section 8.03 Benefits of Agreement. Nothing in this Agreement or any other Financing Document, express or implied, shall give to any Person, other than the parties hereto and the other Senior Secured Parties, and each of their successors and permitted assigns under this Agreement, the Credit Agreement and the other Financing Documents, any benefit or any legal or equitable right or remedy under this Agreement.
Section 8.04 Expenses. Each of the Pledgor and the Company agrees to pay on demand to the Collateral Agent all costs and expenses incurred by the Collateral Agent (including the fees, expenses and disbursements of counsel) incident to its enforcement, exercise, protection or preservation of any of its rights, remedies or claims (or the rights or claims of any other Senior Secured Party) under this Agreement.
Section 8.05 Interest. Any amount required to be paid by the Pledgor or the Company (as defined in the Credit Agreement) pursuant to the terms hereof that is not paid when due shall bear interest at the Default Rate or the maximum rate permitted by law, whichever is less, from the date due until paid in full in cash.
Section 8.06 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement shall become effective when it has been executed and delivered by the Collateral Agent and when the Collateral Agent has received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or portable document format (“pdf”) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 8.07 Entire Agreement. This Agreement, together with each other Financing Document, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.
Section 8.08 No Waiver; Cumulative Remedies. No failure by the Collateral Agent to exercise, and no delay by the Collateral Agent in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Financing Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 8.09 Notices and Other Communications. (a)  Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 8.09(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as set forth below:

If to the Pledgor:

First United Ethanol, LLC
Mailing Address:	P.O. Box 386
Camilla, GA 31730

Physical Address:	4615 Back Nine Road
Pelham, GA 31779

Attention:	Larry Kamp, Chief Financial Officer
Telephone:	(229) 522-2822
Facsimile:	(229) 522-2824
E-mail :	larry@firstunitedethanol.com

If to the Company:

Southwest Georgia Ethanol, LLC
Mailing Address:	P.O. Box 386
Camilla, GA 31730

Physical Address:	4615 Back Nine Road
Pelham, GA 31779

Attention:	Larry Kamp, Chief Financial Officer
Telephone:	(229) 522-2822
Facsimile:	(229) 522-2824
E-mail :	larry@firstunitedethanol.comIf to the Collateral Agent:

If to the Collateral Agent:

WestLB AG, New York Branch
1211 Avenue of the Americas
New York, NY 10036
Attention:	Andrea Bailey
Telephone:	212-597-1158
Facsimile:	212-302-7964
E-mail:	NYC_Agency_Services@WestLB.com
(b) Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient).

(c) Each of the parties hereto may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.
Section 8.10 Reinstatement. This Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment pursuant to this Agreement is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, liquidation of the Pledgor, the Company or any other Person party to a Financing Document or upon the dissolution of, or appointment of any intervenor or conservator of, or trustee or similar official for, the Pledgor, the Company or any other Person party to a Financing Document or any substantial part of the Pledgor’s, the Company’s or any other such Person’s assets, or otherwise, all as though such payments had not been made, and the Pledgor or the Company shall pay the Collateral Agent on demand all reasonable costs and out-of-pocket expenses (including reasonable fees, expenses and disbursements of counsel) incurred by the Collateral Agent in connection with such rescission or restoration.
Section 8.11 Rights of the Collateral Agent. The Collateral Agent shall be entitled to the rights, protections, immunities and indemnities set forth in the Credit Agreement, [the Intercreditor Agreement] and the other Financing Documents as if specifically set forth herein. With respect to the duties, obligations and rights of the Collateral Agent, if any conflict between the terms of this Agreement and the terms of the Credit Agreement arises, the terms of the Credit Agreement shall govern and control.
Section 8.12 Severability. If any provision of this Agreement, any other Financing Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement, the other Financing Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 8.13 Successions and Assignments. This Agreement shall create a continuing pledge and assignment of and security interest in the Collateral and shall (a) remain in full force and effect until the Security Discharge Date and as otherwise provided in Section 8.14 (Survival); (b) be binding upon the Company, the Pledgor, and their respective successors and assigns; and (c) inure, together with the rights and remedies of the Collateral Agent, to the benefit of the Collateral Agent, the Senior Secured Parties and their respective successors and permitted assigns. The release of the security interest in any of the Collateral, the taking or acceptance of additional security, or the resort by the Collateral Agent to any security it may have in any order it may deem appropriate, shall not affect the liability of any Person on the indebtedness secured hereby. The Pledgor is not entitled to assign its obligations hereunder to any other Person without the written consent of the Collateral Agent, and any purported assignment in violation of this provision shall be void.

Section 8.14 Survival. Notwithstanding anything in this Agreement to the contrary, Section 8.04 (Expenses) shall survive any termination of this Agreement. In addition, each representation and warranty made hereunder, in any other Financing Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent, each Lender, regardless of any investigation made by any Agent, any Lender or on their behalf and notwithstanding that any Agent, or any Lender may have had notice or knowledge of any Security Default or Security Event of Default at the time of any extensions of credit to the Company under the Financing Documents, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder, under any other Financing Document shall remain unpaid or unsatisfied.
Section 8.15 Time. Time is of the essence of this Agreement.
Section 8.16 Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, neither the Pledgor nor the Company shall assert, and each of the Pledgor and the Company hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Financing Document, or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan, or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement, the other Financing Documents or the transactions contemplated hereby or thereby.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto, by their officers duly authorized, intending to be legally bound, have caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

FIRST UNITED ETHANOL, LLC, as Pledgor
By:	/s/ Anthony J. Flagg
	Name:	Anthony J. Flagg
	Title:	CEO

SOUTHWEST GEORGIA ETHANOL, LLC, as Company
By:	/s/ Anthony J. Flagg
	Name:	Anthony J. Flagg
	Title:	Authorized Person

WESTLB AG, NEW YORK BRANCH, as Collateral Agent
By:	/s/ James R. Anderson
	Name:	James R. Anderson
	Title:	Director

By:	/s/ Paul Vestola
	Name:	Paul Vestola
	Title:	Director

EXHIBIT A
IRREVOCABLE PROXY
The undersigned hereby appoints WESTLB AG, NEW YORK BRANCH, not in its individual capacity but solely as “Collateral Agent” under the Pledge and Security Agreement (the “Collateral Agent”), as Proxy with full power of substitution, and hereby authorizes Collateral Agent to represent and vote all of the membership interests of Southwest Georgia Ethanol, LLC, a limited liability company organized and existing under the laws of the State of Georgia, owned by the undersigned on the date of exercise hereof during the continuance of a Security Event of Default under, and as defined in, the Pledge and Security Agreement, dated as of November 20, 2007 among First United Ethanol, LLC, Southwest Georgia Ethanol, LLC and the Collateral Agent at any meeting or at any other time chosen by the Collateral Agent in its sole discretion.

Date:	FIRST UNITED ETHANOL, LLC
	By:	/s/ Anthony J. Flagg
Name:
Title:

A-1

EXHIBIT B
TRANSFER DOCUMENT
FOR VALUE RECEIVED, First United Ethanol, LLC, a limited liability company organized and existing under the laws of the State of Georgia, hereby sells, assigns and transfers unto                                          all of its ownership interests in Southwest Georgia Ethanol, LLC, a limited liability company organized and existing under the laws of the State of Georgia, standing in its name on the books of First United Ethanol, LLC, represented by Certificate No. A-1, and irrevocably appoints                                          as attorney to transfer the ownership interests with full power of substitution in the premises.

Date:	FIRST UNITED ETHANOL, LLC
	By:	/s/ Anthony J. Flagg
Name:
Title:

In the presence of:

B-1

EXHIBIT C
SCHEDULE OF SECURITY FILINGS
          UCC-1 financing statement naming the Pledgor as debtor and the Collateral Agent as the secured party, against the Pledged Equity Interests of the Pledgor in the Company and the other Collateral referred to, and as defined in, this Agreement, to be filed with the Office of the Clerk of the Superior Court of Mitchell County, Georgia.

C-1

SCHEDULE I
DESCRIPTION OF PLEDGED EQUITY INTERESTS
Description:
100% of the Class A membership interests of SOUTHWEST GEORGIA ETHANOL, LLC, represented by Certificate No. A-1

I-1